FIRST AMENDMENT TO LEASE

I. PARTIES AND DATE.

This First Amendment to Lease (the "**Amendment**") dated April 8, 2011, is by and between THE IRVINE COMPANY LLC, a Delaware limited liability company ("**Landlord**"), and COLORSTARS GROUP, a Nevada corporation ("**Tenant**").

II. RECITALS.

On June 16, 2009, Landlord and Tenant entered into a lease ("**Lease**") for space in a building located at 1 Technology Drive, Suite F213, Irvine, California ("**Premises**").

Landlord and Tenant each desire to modify the Lease to extend the Lease Term, to adjust the Basic Rent and to make such other modifications as are set forth in "III. MODIFICATIONS" next below.

III. MODIFICATIONS.

A. Basic Lease Provisions. The Basic Lease Provisions are hereby amended as follows:

1. Item 5 is hereby deleted in its entirety and substituted therefor shall be the following:

"5. Expiration Date: June 30, 2013"

2. Item 6 is hereby amended by adding the following:

Months of Term or Period	Monthly Rate Per Rentable Square Foot	Monthly Basic Rent (rounded to the nearest dollar)
July 1, 2011 – June 30, 2012	$.90	$2,706.00
July 1, 2012 – Expiration Date	$.95	$2,859.00

B. Broker's Commission. Article XVIII of the Lease is amended to provide that the parties recognize the following parties as the brokers who negotiated this Amendment, and agree that Landlord shall be responsible for payment of brokerage commissions to such brokers pursuant to its separate agreements with such brokers: Irvine Realty Company ("**Landlord's Broker**") and Madison Street Partners ("**Tenant's Broker**"). It is understood and agreed that Landlord's Broker represents only Landlord in connection with the execution of this Amendment and that Tenant's Broker represents only Tenant. The warranty and indemnity provisions of Article XVIII of the Lease, as amended hereby, shall be binding and enforceable in connection with the negotiation of this Amendment.

C. Acceptance of Premises. Tenant acknowledges that the lease of the Premises pursuant to this Amendment shall be subject to the acknowledgements set forth in Section 2.2 of the Lease, and shall be on an "as-is" basis without further obligation on Landlord's part as to improvements whatsoever, except that Landlord shall: (i) paint the office portions of the Premises utilizing building standard paint, (ii) shall shampoo the carpet in the Premises, (iii) replace missing blinds and turn-knobs for three (3) exterior doors in the Premises utilizing building standard materials, and (iv) install pull-down blinds in two (2) offices in the Premises (collectively, the "**Tenant Improvements**"). It is understood and agreed that the Tenant Improvements shall be completed during Tenant's occupancy of the Premises. In this regard, Tenant acknowledges that certain disruptions of its business operations may occur as a result of such Tenant Improvements, and Tenant agrees that no rental abatement shall result while the Tenant Improvements are completed in the Premises.

IV. GENERAL.

A. Effect of Amendments. The Lease shall remain in full force and effect except to the extent that it is modified by this Amendment.

B. Entire Agreement. This Amendment embodies the entire understanding between Landlord and Tenant with respect to the modifications set forth in "III. MODIFICATIONS" above and can be changed only by a writing signed by Landlord and Tenant.

C. Counterparts. If this Amendment is executed in counterparts, each is hereby declared to be an original; all, however, shall constitute but one and the same amendment. In any action or proceeding, any photographic, photostatic, or other copy of this Amendment may be introduced into evidence without foundation.

D. Defined Terms. All words commencing with initial capital letters in this Amendment and defined in the Lease shall have the same meaning in this Amendment as in the Lease, unless they are otherwise defined in this Amendment.

E. Corporate and Partnership Authority. If Tenant is a corporation or partnership, or is comprised of either or both of them, each individual executing this Amendment for the corporation or partnership represents that he or she is duly authorized to execute and deliver this Amendment on behalf of the corporation or partnership and that this Amendment is binding upon the corporation or partnership in accordance with its terms.

V. EXECUTION.

Landlord and Tenant executed this Amendment on the date as set forth in "I. PARTIES AND DATE." above.

LANDLORD:

THE IRVINE COMPANY LLC
a Delaware limited liability company

By ____________________
Steven M. Case, Executive Vice President
Office Properties

By ____________________
Holly McManus, Vice President
Operations, Office Properties

TENANT:

COLORSTARS GROUP
a Nevada corporation

By ____________________
Name WEI-RUR CHEN
Title President

By ____________________
Name IVY HUANG
Title Office Manager